SUPPLEMENTAL INDENTURE

         Supplemental Indenture to the Warrant Indenture dated September 17, 1996 between HealthCare Capital Corp. and The R-M Trust Company

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WHEREAS:

1. HealthCare Capital Corp. ("HealthCare") is in the process of completing a distribution of up 5,474,900 Special Warrants by way of private placement.

2. Each Special Warrant entitles to holder thereof acquire one common share of HealthCare and one share purchase warrant ("Warrant") at no additional cost.

3. The Warrants are governed pursuant to the terms and conditions of a warrant indenture between HealthCare and The R-M Trust Company ("R-M Trust") dated September 17, 1996 (the "Warrant Indenture").

4. The terms of the Special Warrant Indenture originally referenced in paragraph 2.1(a) thereof that HealthCare has created for issuance up to 5,760,000 Warrants such number including all Special Warrants issuable to the Agents as part of their compensation and 480,000 Warrants issuable in the event that the penalty provision in the Warrant Indenture dated September 17, 1996 is triggered.

5. HealthCare desires to amend paragraph 2.1(a) of the Warrant Indenture such that 5,972,800 Warrants are now issuable under the Warrant Indenture which number includes 495,900 Warrants issuable to the Agents as part of their compensation.

6. Pursuant to Article 8 of the Warrant Indenture, HealthCare does not view this change as either material or detrimental to any of the current holders of Special Warrants or the Warrants issuable upon the exercise thereof.


NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSES that for the sum of Ten Dollars ($10.00) paid by each of HealthCare and R-M Trust to each other and for other good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, HealthCare and R-M Trust hereby agree and declare as follows:

 .        The Warrant  Indenture  be amended  such that the  following  paragraph
         2.1(a) be eliminated and now read as follows:

         2.1(a) "up to 5,972,800 Warrants, each of which entitles the holder thereof to acquire one (1) Common Share, and subject to adjustment in accordance with Article 4



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                  hereof, are hereby created and authorized to be issued."

 .        All  other  terms  and  conditions,   representations   and  warranties
         contained in the Warrant Indenture shall remain in full force and effect and shall be binding upon the parties hereto.


IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture under their respective corporate seals by the hands of their proper officers in that behalf effective the 2nd day of December, 1996.


                                  HEALTHCARE CAPITAL CORP.


                                  Per:


                                  THE R-M TRUST COMPANY


                                  Per:


                                  Per:



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